SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$6,000,000.00	Oklahoma City, Oklahoma
September 30, 2000

FOR VALUE RECEIVED, EATERIES, INC., an Oklahoma corporation, FIESTA RESTAURANTS, INC., an Oklahoma corporation, ROMA FOODS, INC., an Oklahoma corporation (f/k/a PEPPERONI GRILL, INC., an Oklahoma corporation), and GARFIELD'S MANAGEMENT, INC., an Oklahoma corporation (collectively, "Borrowers"), having a notice address of 1220 S. Santa Fe, Edmond, Oklahoma 73003, jointly and severally promise to pay to the order of LOCAL OKLAHOMA BANK, N.A., formerly Local Federal Bank, F.S.B. ("Lender"), at 3601 N.W. 63rd Street, P. O. Box 26020, Oklahoma City, Oklahoma 73126, or such other place as may be designated in writing by Lender, not later than the hereinafter described Maturity Date the principal sum of SIX MILLION and No/100 Dollars ($6,000,000.00), or so much thereof as shall be advanced hereunder, together with interest thereon at the rates, and in accordance with the payment schedule, indicated below.

1. Rate. Subject to the provisions of this Note fixing the Rate for a period of time, (a) to and including December 31, 2000, the Rate shall be a floating rate equal to the sum of LIBOR plus the applicable Rate Differential, as such terms are hereinafter defined, and (b) beginning on January 1, 2001, the Rate shall be a floating rate equal to the sum of LIBOR plus two and one half percent (2.50%).

"LIBOR" shall mean the rate per annum for deposits on the London interbank market as determined by Lender on the basis of the rate of U.S. Dollar LIBOR (the LIBOR column) for a period of three (3) months which appears on the Bloomberg Screen LR Page as of 9:00 a.m., Central United States time. If such rate does not appear on the Bloomberg Screen LR Page, the rate will be determined on the basis of the rate for deposits in U.S. Dollars for a period of three (3) months which appears on the Telerate Page 3750 as of 9:00 a.m., Central United States time. If such rate does not appear on either Bloomberg Screen LR Page or Telerate Page 3750, Lender will call and obtain the offered rates for deposits in U.S. Dollars for a period of three (3) months from three (3) leading banks in New York City which are open and engaged in transactions dealing in foreign currency and exchange and Eurodollar deposits in the international Eurocurrency market and average the rates to determine a market three (3) month LIBOR, rounded upward to the nearest whole multiple of one-sixteenth of one percent (1/16%) per annum.

"Rate Differential" shall mean the percentage points added to LIBOR to equal the Rate, and shall be based upon the then-current Total Loans and Capital Leases to Net Worth Ratio of Borrowers according to the following schedule:
Total Loans and Capital
Leases to Net Worth Ratio	Rate Differential
1.50:1 or less	1.25%
1.51:1 to 2.00:1	1.50%
2.01:1 or above	1.75%

The "Total Loans and Capital Leases Ratio" is defined for purposes of this Note as the total of all funded Loans and other Debt of Borrowers, including capital leases and subordinated Debt but excluding liabilities, divided by Net Worth. This ratio shall be calculated as part of and submitted concurrently with the quarterly compliance certificate furnished by Borrowers to Lender pursuant to the Loan Agreement by and among Borrowers and Lender dated February 19, 1999 as most recently amended by a Second Amendment of even date herewith (the "Loan Agreement").

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrowers shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Oklahoma; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrowers or credited against principal, at the option of Lender.

2. Accrual Method. Unless otherwise indicated, interest at the Rate will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. Initial Rate; Rate Change Date. The initial Rate payable under this Note is 8.44%. The Rate shall change on November 21, 2000, based upon the sum of the LIBOR in effect on such day plus the then applicable Rate Differential, which Rate shall remain in effect to and including December 31, 2000. On January 1, 2001, the Rate shall change, and equal the sum of the LIBOR in effect on such day plus two and one half percent (2.50%), to remain in effect to and including February 20, 2001. On February 21, 2001 and continuing quarterly thereafter on the 21st day of each May, August, November and February throughout the term of this Note, the Rate shall change again, based upon the sum of the LIBOR in effect on the first day of each such quarter plus two and one half percent (2.50%), which Rate shall remain in effect to and including the last day of each said quarter.

4. Amendment and Restatement of Prior Revolving Promissory Note. This Note is an amendment and restatement of, and substitute and replacement for, a First Amended and Restated Revolving Promissory Note dated July 7, 2000 in the original principal amount of $6,000,000.00 payable to the order of Lender (the "Prior Note"). The unpaid indebtedness of Borrowers to Maker originally evidenced by the Prior Note is a continuing indebtedness all of which is now evidenced by this Note and nothing contained herein shall be construed or be deemed to pay any portion of the outstanding balance of the Prior Note that remains unpaid or to release or terminate any mortgage, lien, pledge, assignment, security interest or other encumbrance securing the payment of the Prior Note.

5. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other Loan Documents (as hereinafter defined), then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

Principal shall be paid in full in a single payment on the earlier to occur of September 19, 2002 or acceleration upon default after applicable notice and cure period, if any (the "Maturity Date"). Interest thereon shall be paid quarterly, on the 21st day of each February, May, August and November thereafter throughout the term of this Note, with a final payment of all unpaid interest on the Maturity Date.

6. Revolving Feature. Borrowers may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrowers are not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other Loan Documents now or hereafter executed in connection with any other obligation of a Borrower to Lender, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrowers. Lender shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Lender's records of the amounts borrowed from time to time shall be conclusive proof thereof.

7. Waivers, Consents and Covenants. Borrowers, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, the Loan Agreement or any other documents executed in connection with this Note and the Loan Agreement or any other note or other loan documents now or hereafter executed in connection with any obligation of a Borrower to Lender (collectively, the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the other Loan Documents, or waivers of any term hereof or of the other Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any endorsement or guaranty of this Note or under any of the other Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Lender's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. Prepayments. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on LIBOR. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion.

9. Events of Default. The following are events of default hereunder: if any Obligor shall: (i) default in the payment of any amounts due and owing under a Loan and it shall have failed to cure such default within five (5) days after written notice thereof to Borrowers as provided in the Loan Agreement; or (ii) fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Obligors to Lender or any affiliate or subsidiary of Lender, and it shall have failed to cure such default within twenty (20) days after written notice thereof to Obligors as provided in the Loan Agreement.

10. Remedies upon Default. Whenever there is a default under this Note which has not been timely cured after notice as may be provided in the Loan Agreement, (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall be increased at Lender's discretion up to a rate equal to the sum of the Rate plus five percent (5%) per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Lender's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

11. Non-Waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

12. Applicable Law, Venue and Jurisdiction. Borrowers agree that this Note shall be deemed to have been made in the State of Oklahoma at Lender's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Oklahoma and is performable in Oklahoma City, Oklahoma County, Oklahoma. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Oklahoma or the United States courts located within the State of Oklahoma. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

13. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

14. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrowers, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrowers or Obligors hereunder can be assigned without prior written consent of Lender.

15. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Document related specifically to the loan evidenced by this Note, this Note shall control over any other such Loan Document, and if this Note does not address an issue, then each other such Loan Document shall control to the extent that it deals most specifically with an issue.

Borrowers represent to Lender that the proceeds of the loan evidenced by this Note are to be used primarily for business, commercial or agricultural purposes. Borrowers acknowledge having read and understood, and agree to be bound by, all terms and conditions of this Note.

NOTICE OF FINAL AGREEMENT:

THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
"BORROWERS":	EATERIES, INC., an Oklahoma corporation

By:
Vincent F. Orza, Jr., President

FIESTA RESTAURANTS, INC., an Oklahoma corporation

By:
Vincent F. Orza, Jr., Chairman of the Board

ROMA FOODS, INC., an Oklahoma corporation f/k/a Pepperoni Grill, Inc., an Oklahoma corporation

By:
Vincent F. Orza, Jr., President

GARFIELD'S MANAGEMENT, INC., an Oklahoma corporation

By:
Vincent F. Orza, Jr., Chairman of the Board